Exhibit 23.1

Schwartz Levitsky Feldman LLP
Chartered Accountants
Toronto, Montreal, Ottawa


                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


We consent to the incorporation by reference in this registration statement of Thinkpath Inc. on Form S-8 of our report dated April 13, 2004, appearing in the Annual Report on Form 10-K of Thinkpath Inc. for the year ended December 31, 2003.


                         /s/ Schwartz Levitsky Feldman LLP
                         ______________________________
Toronto, Ontario             Schwartz Levitsky Feldman LLP
June  4, 2004                Chartered Accountants


1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416-785-5353
Fax: 416-785-5663